    As filed with the Securities and Exchange Commission on February 4, 1999
                                                   Registration No. 333-68819-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                            POST-EFFECTIVE AMENDMENT
                                      NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933*

                             -----------------------
                              Cardinal Health, Inc.
             (Exact name of registrant as specified in its charter)

            Ohio                                           31-0958666
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                                  No.)

    5555 Glendon Court, Dublin, Ohio                           43016
(Address of Principal Executive Offices)                     (Zip Code)
                                 ---------------
    ALLEGIANCE CORPORATION 1996 OUTSIDE DIRECTOR INCENTIVE COMPENSATION PLAN
           ALLEGIANCE CORPORATION 1996 INCENTIVE COMPENSATION PROGRAM ALLEGIANCE CORPORATION 1998 INCENTIVE COMPENSATION PROGRAM
                            (Full title of the plans)

                                 ---------------
                            Steven Alan Bennett, Esq.
             Executive Vice President, General Counsel and Secretary
                              Cardinal Health, Inc.
                               5555 Glendon Court
                               Dublin, Ohio 43016
                     (Name and address of agent for service)

                                 (614) 717-5000
          (Telephone number, including area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                               Proposed maximum        Proposed maximum
  Title of securities to     Amount to be       offering price        aggregate offering        Amount of
        registered           registered(1)         per share                price           registration fee
--------------------------------------------------------------------------------------------------------------------
Common Shares,
without par value            10,333,000               (2)                     (2)                    (2)
--------------------------------------------------------------------------------------------------------------------

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plans.
(2) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of (a) preliminary proxy materials on
         Schedule 14A of Cardinal Health, Inc. on December 2, 1998, and (b) the Registrant's Form S-4 Registration Statement (333-68819) on December 14, 1998.

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

         Cardinal Health, Inc. (the "Company" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-68819) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 ("Amendment No. 1") with respect to up to 10,333,000 of the Registrant's Common Shares, without par value ("Common Shares"), issuable in connection with the following plans of Allegiance Corporation ("Allegiance"):

         (a) Allegiance Corporation 1996 Outside Director Incentive Compensation Plan;

         (b)      Allegiance Corporation 1996 Incentive Compensation Program;
                  and

         (c) Allegiance Corporation 1998 Incentive Compensation Program (collectively, the "Plans").

All such Common Shares were previously included in the Form S-4.

         On February 3, 1999, Boxes Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Boxes"), was merged with and into Allegiance (the "Merger") pursuant to an Agreement and Plan of Merger dated October 8, 1998 among the Registrant, Boxes and Allegiance (the "Merger Agreement"). As a result of the Merger, each outstanding share of Allegiance Common Stock (with certain specified exceptions) was converted into .6225 Common Shares of the Registrant (the "Exchange Ratio"). Also as a result of the Merger, shares of Allegiance Common Stock are no longer issuable upon the exercise of options to purchase Allegiance Common Stock ("Allegiance Options") pursuant to the Plans. Participants in the Plans will receive in lieu of Allegiance Common Stock that number of Common Shares of the Registrant equal to the number of shares of Allegiance Common Stock issuable immediately prior to the effective time of the Merger upon exercise of an Allegiance Option multiplied by the Exchange Ratio of .6225 with an exercise price for such option equal to the exercise price which existed under the corresponding Allegiance Option divided by the Exchange Ratio of .6225.

         The designation of Amendment No. 1 as Registration No. 333-68819-01 denotes that Amendment No. 1 relates only to the Common Shares issuable pursuant to the Plans and that this is the first Post-Effective Amendment to the S-4 filed with respect to such shares.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (h) below are incorporated by reference in the registration statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

         (a) The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1998 filed with the Securities and Exchange Commission (the "Commission") on September 1, 1998 (excluding Items 7 and 8) ("Form 10-K");

         (b) The information contained in the Company's Proxy Statement dated September 28, 1998 for its Annual Meeting of Shareholders held on November 23, 1998 that has been incorporated by reference in its Form 10-K;

         (c) The Company's Current Report on Form 8-K/A filed with the Commission on September 28, 1998, amending the Company's Current Report on Form 8-K filed with the Commission on August 10, 1998;

         (d) The Company's Current Report on Form 8-K filed with the Commission on October 13, 1998;

         (e) The Company's Current Report on Form 8-K filed with the Commission on November 24, 1998;

         (f) The Company's Current Report on Form 8-K filed with the Commission on January 21, 1999;

         (g) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed with the Commission on November 13, 1998; and

         (h) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A dated August 19, 1994, pursuant to Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Shares offered hereby has been passed upon for the Company by Paul S. Williams, Assistant General Counsel of the Company. Mr. Williams holds vested and unvested options to purchase Common Shares of the Company, and unvested restricted Common Shares of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Article 6 of the Company's Restated Code of Regulations ("Code of Regulations"), as amended and restated, contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, such individual shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no material claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any such threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

         The Company has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company's Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors' and officers' liability insurance, the Company will, in effect, become a self-insurer of the coverage; and (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and settlement amounts incurred by them in any action or proceeding on account of their service as a director, officer, employee, or agent of the Company, or at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member or agent of another corporation, partnership, trust, limited liability company, employee benefit plan or other enterprise and; (iv) provide for the mandatory advancement of expenses to the executive officer or director in connection with the defense of any proceedings, provided that the executive officer or director agrees to reimburse the Company for that advancement if it is ultimately determined that the executive officer or director is not entitled to the indemnification for that proceeding under the agreement. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or provisions of any federal, state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) on account of conduct occurring prior to the time the executive officer or director became an officer, director, employee or agent of the Company or its subsidiaries (but in no event earlier than the time such entity became a subsidiary of Cardinal); or (F) with respect to proceedings initiated or brought voluntarily by the executive officer or director and not by way of defense, except for proceedings brought to enforce rights under the indemnification contract.

         The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

ITEM 8.  EXHIBITS.

Exhibit Number             Description of Exhibit
--------------             ----------------------

5 Opinion of Paul S. Williams as to legality of the Common Shares being registered

23(a)                      Consent of Deloitte & Touche LLP

23(b)                      Consent of Ernst & Young LLP

23(c)                      Consent of PricewaterhouseCoopers LLP (Cardinal)

23(d)                      Consent of Arthur Andersen LLP

23(e) Consent of Paul S. Williams (included in Opinion filed as Exhibit 5 hereto)

24(a)                      Power of Attorney(1)

99(a)                      Allegiance Corporation 1996 Outside Director
                           Incentive Compensation Plan

99(b) Allegiance Corporation 1996 Incentive Compensation Program (the "1996 Program")

99(b)(1) Allegiance Corporation Stock Option Plan adopted September 16, 1996 pursuant to the 1996 Program

99(b)(2) Allegiance Corporation Stock Option Plan adopted November 5, 1998 pursuant to the 1996 Program

99(c) Allegiance Corporation 1998 Incentive Compensation Program (the "1998 Program")

99(c)(1) Allegiance Corporation Stock Option Plan adopted May 7, 1998 pursuant to the 1998 Program

99(c)(2) Allegiance Corporation Long Term Incentive Stock Option Plan adopted May 7, 1998 pursuant to the 1998 Program

(1) Previously filed with Amendment No. 1 to the Registration Statement on Form S-4 (333-68819) filed with the Commission on December 14, 1998 and identified by exhibit number 24.

ITEM 9.  UNDERTAKINGS.

A.     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                        [Signatures on Following Page]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registrant's Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 4th day of February, 1999.



                                             CARDINAL HEALTH, INC.



                                             By:   /s/ Robert D. Walter
                                                 -------------------------------
                                                 Robert D. Walter, Chairman and
                                                 Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 4th day of February, 1999.


Signature                                 Title
---------                                 -----



       *                                  Chairman, Chief Executive
---------------------------               Officer (principal executive officer)
Robert D. Walter                          and Director


       *                                  Vice President, Acting Chief
---------------------------               Financial Officer and Controller
Richard J. Miller                         (principal financial officer
                                          and principal accounting officer)


       *                                  Director
---------------------------
Aleksander Erdeljan


       *                                  Director
---------------------------
John F. Finn


       *                                  Director
---------------------------
Robert L. Gerbig


       *                                  Director
---------------------------
John F. Havens

       *                                  Director
---------------------------
Regina E. Herzlinger


       *                                  Director
---------------------------
John C. Kane


       *                                  Director
---------------------------
J. Michael Losh


       *                                  Director
---------------------------
George R. Manser


       *                                  Director
---------------------------
John B. McCoy


       *                                  Director
---------------------------
Jerry E. Robertson


       *                                  Director
---------------------------
L. Jack Van Fossen


       *                                  Director
---------------------------
Melburn G. Whitmire


                                          Director
---------------------------
Silas S. Cathcart


                                          Director
---------------------------
Michael D. O'Halleran


                                          Director
---------------------------
Lester B. Knight

* By: /s/ Robert D. Walter
      ---------------------
       Robert D. Walter,
       Attorney-in-fact

                                  EXHIBIT INDEX
                                  -------------



EXHIBIT
NUMBER                     EXHIBIT DESCRIPTION
------                     -------------------

5 Opinion of Paul S. Williams as to legality of the Common Shares being registered

23(a)                      Consent of Deloitte & Touche LLP

23(b)                      Consent of Ernst & Young LLP

23(c)                      Consent of PricewaterhouseCoopers LLP

23(d)                      Consent of Arthur Andersen LLP

23(e) Consent of Paul S. Williams (included in Opinion filed as Exhibit 5 hereto)

24(a)                      Power of Attorney(1)

99(a)                      Allegiance Corporation 1996 Outside Director
                           Incentive Compensation Plan

99(b) Allegiance Corporation 1996 Incentive Compensation Program (the "1996 Program")

99(b)(1) Allegiance Corporation Stock Option Plan adopted September 16, 1996 pursuant to the 1996 Program

99(b)(2) Allegiance Corporation Stock Option Plan adopted November 5, 1998 pursuant to the 1996 Program

99(c) Allegiance Corporation 1998 Incentive Compensation Program (the "1998 Program")

99(c)(1) Allegiance Corporation Stock Option Plan adopted May 7, 1998 pursuant to the 1998 Program

99(c)(2) Allegiance Corporation Long Term Incentive Stock Option Plan adopted May 7, 1998 pursuant to the 1998 Program

(1) Previously filed with Amendment No. 1 to the Registration Statement on Form S-4 (333-68819) filed with the Commission on December 14, 1998 and identified by exhibit number 24.